EXHIBIT 99.1

FOR IMMEDIATE RELEASE
---------------------------

CONTACT: James River Coal Company
Elizabeth M. Cook
Director of Investor Relations
(804) 780-3000

JAMES RIVER COAL COMPANY ANNOUNCES APPOINTMENT OF NEW DIRECTOR

     Richmond, VA, June 10, 2005 – James River Coal Company (Nasdaq: JRCC), a producer of steam- and industrial-grade coal, today announced that Joseph H. Vipperman has been appointed to the Board of Directors, effective June 6, 2005.

     Mr. Vipperman retired in 2002 after more than 40 years with American Electric Power (AEP) and its subsidiary companies. When he retired, Mr. Vipperman was serving as Executive Vice President-Shared Services for American Electric Power Services Corporation. He has also served as Chairman of both the Virginia Center for Energy and Economic Development and the Roanoke Regional Chamber of Commerce, on the Advisory Board of Norfolk Southern Corporation, and as a Director of the Virginia Coal Council, Shenandoah Life Insurance Company and Roanoke Electric Steel. Mr. Vipperman earned a bachelor’s degree in Electrical Engineering from Virginia Polytechnic Institute and a master’s degree in Industrial Management from Massachusetts Institute of Technology.

     Peter T. Socha, Chairman, President and Chief Executive Officer of James River Coal Company, commented: “We would like to welcome Joe to our board of directors. We are very fortunate that someone with his background and experience is willing to serve and provide his insight and guidance to the growth and development of our company.”

     Mr. Vipperman has been appointed to serve the remaining term of Paul H. Vining, who resigned to accept a senior management position within the coal industry. Mr. Socha continued: “On behalf of the entire board, we would like to thank Paul for his contributions to our board discussions. He is one of the stars of the coal industry and we were fortunate to have him with us during the past year. We wish him well in his new position.”

FORWARD-LOOKING STATEMENTS: Certain statements in this press release, and other written or oral statements made by or on behalf of us, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: a change in the demand for coal by electric utility customers; the loss of one or more of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices; failure to exploit additional coal reserves, including contiguous reserves to those currently held by Triad; inability to sell the coal from Mine 15 into the metallurgical coal market; failure to diversify our operations; increased capital expenditures; encountering difficult mining conditions; increased compliance costs; bottlenecks or other difficulties in transporting coal to our customers; lack of availability of financing sources; the effects of regulation and competition; additional turnover of employees and independent contractors; the risk that the Company is unable to successfully integrate the Triad business; and the risk factors detailed in our S-1 registration statement initially filed with the Securities and Exchange Commission on April 19, 2005, which factors are incorporated herein by reference. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

     Additional information concerning these and other factors can be found in James River Coal Company’s public filings with the Securities and Exchange Commission.